Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 2 to Registration Statement (No. 333-197002) on Form S-1 of Townsquare Media, LLC of our report dated October 11, 2013 relating to the financial statements as of and for the year then ended December 31, 2012 of fourteen Cumulus markets, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, GA
July 14, 2014